                                   [GRAPHIC]



                                    URKUNDE

                                   des Notars

                              DR. NORBERT MEISTER

                              in Frankfurt am Main




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                                            Nummer 56 der Urkundenrolle fur 2001


                                    [GRAPHIC]

                                    RECORDED

                      at Frankfurt am Main on May 18, 2001

                      Before the undersigned notary public

                              DR. NORBERT MEISTER

                       with offices at Frankfurt am Main

appeared today:


1. Ms. Monika Wickel, having her business address at Taunusanlage 11, 60329 Frankfurt am Main, personally known, acting not in her own name but, excluding any personal liability whatsoever, in the name and on behalf of BASF Aktiengesellschaft, Ludwigshafen, Central Legal Department, 67056 Ludwigshafen, Germany, by way of a power of attorney a fax copy of which was presented to the notary public. Ms. Wickel stated that the original power of attorney will be submitted to the notary public in due course and that a certified copy of the power of attorney shall be attached to this deed.


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                                        2


                                          - hereinafter referred to as "Seller"-

2. Mr. Thomas Gilles, who identified himself by his German identity card, Bethmannstrasse 50-54, 60311 Frankfurt am Main, acting not in his own name but in the name and on behalf of Abbott Laboratories, One Abbott Park Road, Abbott Park, Illinois 60053-3500, USA, by way of a power of attorney a fax copy of which was presented to the notary public. Mr. Gilles stated that the original power of attorney will be submitted to the notary public in due course and that a certified copy of the power of attorney shall be attached to this deed.


                                        -hereinafter referred to as "Purchaser"-

The Notary asked about a prior involvement in the meaning of Section 3 para 1 no. 7 Notarization Act (BEURKUNDUNGSGESETZ) and received an affirmative reply with the proviso, that such prior involvement occurred upon request of all parties involved. The notary public advised the persons appeared of their right to demand a written translation into German or the assistance of an interpreter. The persons appeared expressly waived such right and demanded the immediate recording of the present deed.

The Parties appeared stated that this notarial deed should be notarized in English. The notary public who is in command of the English language ascertained that the Parties appeared are also in command of the English language. The Parties appeared waived their right to have this deed translated to them by a sworn interpreter.

The parties now therefore enter into the following:



                     SECOND AMENDMENT TO PURCHASE AGREEMENT
                               "SECOND AMENDMENT"


         WHEREAS, Seller and Purchaser are parties to the Purchase Agreement dated as of December 14, 2000 (Number 194 of the Roll of Deeds for 2000 of Dr. Norbert Meister, notar, at Frankfurt am Main), as amended by the Amendment dated as of March 2, 2001 (Number 226 of the Roll of Deeds for 2001 of Dr. Gerhard Pilger, notar, at Frankfurt am Main) (the "Purchase Agreement" or the "Reference Deeds"), pursuant to which the Purchaser acquired the Shares and Transferred Patents (as such terms are defined in the Purchase Agreement); and

         WHEREAS, any and all defined terms used in this present deed shall have the same meaning as attached to them in the Purchase Agreement unless expressly stated otherwise herein;

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                                        3


         WHEREAS, for the purpose of making reference to the Notarial Deeds, certified copies of the Reference Deeds were made available to the parties throughout the course of the present notarization. The content of the Reference Deeds is known to the Signatories and they waive their right to have the Reference Deeds read aloud and to have the Reference Deeds attached to this Deed.

         WHEREAS, Seller and Purchaser have agreed to certain matters incidental to the actions to be taken by the parties subsequent to the Closing (as such term is defined in the Purchase Agreement) regarding the adjustment of the Non-Indian Purchase Price (as such term is defined in the Purchase Agreement as amended);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties to the Purchase Agreement hereby agree as follows:

                                    SECTION 1
                                   DEFINTIONS

         All initial capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.



                                    SECTION 2
                      AMENDMENTS TO THE PURCHASE AGREEMENT

         The Purchase Agreement is hereby amended as follows:

2.1 The first sentence of section 9.2 of the section of the Purchase Agreement entitled "Section 9, Non-Indian Purchase Price Adjustment" is hereby amended by replacing the phrase "The amount determined in accordance with Section 9.1 above" with the phrase "The amount determined in accordance with Section 10.5 below."

2.2 The section of the Purchase Agreement entitled "Section 10, Final Closing Net Asset Value Statement" is hereby amended by amending and restating Sections 10.4, 10.5 and 10.6 in their entirety as follows:

         "10.4 Purchaser shall have until and including June 4, 2001 to review the Closing Net Asset Value Statement, and to raise in writing and in reasonable detail any objections against specified items of the Closing Net Asset Value Statement, indicating precisely the higher or lower value which in Purchaser's opinion should be allocated to each item in dispute. Purchaser and its auditors shall be granted access to all relevant information produced by Seller or Seller's Auditors; provided, however, that the work papers of Seller's Auditors shall be made available only to Pur-chaser's Auditors. The objections raised by Purchaser pursuant to this section must also specify how the amounts in dispute should be allocated in Purchaser's opinion. Any item in the Closing Net Asset Value Statement objected to by Purchaser shall hereinafter be referred to as a "Disputed Item."

         10.5     (a)   If and insofar as Purchaser does not raise objections to
                        the Closing Net Asset Value Statement in accordance with
                        Section 10.4 above, the Closing Net Asset Value arrived at in the Closing Net Asset Value Statement shall be final and binding upon the parties, subject to Section
                        10.5(b) below. To the extent to which the Closing Net
                        Asset Value arrived at in the Closing Net Asset Value
                        Statement is final and binding upon the parties the adjustment payment to be made by Purchaser or Seller according to Section 9.1 shall be made forthwith, in accordance with Section 10.5(c) below.

                  (b) On May 23, 2001, Purchaser shall pay to Seller Euro 1,078,853,000 (in words: one billion seventy eight million eight hundred fifty-three thousand Euros). This payment represents Euro 1,064,307,000 (in words: one billion sixty-four million three hundred and seven thousand Euros) (the "Partial Adjustment Payment"), plus accrued interest in the amount of Euro 14,546,000 which has been calculated at a rate of six percent (6%) per annum from the Closing to the date of payment.

                  (c) When the Closing Net Asset Value arrived at in the Closing Net Asset Value Statement is final and binding upon the parties, then any adjustment payment owed by one party to the other party pursuant to Section 9.1(b) or Section 9.1(c) above, shall first be reconciled against the amount of the Partial Adjustment Payment, and such reconciled amount shall be paid to the party to whom it is due, pursuant to Section 9.2 above.

         10.6 The parties shall use their best efforts to resolve the Disputed Items within 15 working days following receipt by Seller of Purchaser's objections pursuant to Section 10.4 above, and as part of such efforts the parties shall meet to discuss such Disputed Items during the week of June 17, 2001."

                                    SECTION 3
                                  MISCELLANEOUS

3.1 Notices. All notices, statements and other communications to be given with respect to this Second Amendment shall be in the English language and sent by registered mail, by facsimile transmission or by messenger to the parties at the following addresses or at such other addresses as shall be specified by the parties:

If to Seller:            BASF Aktiengesellschaft
                         Central Legal Department
                         67056 Ludwigshafen, Germany
                         Telefax: 49.621.60.20410

If to Purchaser:         Abbott Laboratories
                         One Abbott Park Road
                         Abbott Park, Illinois 60053-3500
                         Telefax: 847-938-6277
                         Attn: General Counsel

3.2    Entire Agreement; Written Form.

       (a) As amended by this Second Amendment, the Purchase Agreement shall remain in full force and effect and shall constitute the entire agreement and supersede all other prior agreements and undertakings both written and oral among the parties with respect to the subject matter thereof and hereof. In the event of any translation of this Second Amendment, the English version shall govern.

       (b) Any changes in this Second Amendment including, but not limited to, this clause shall only be valid if made in writing and executed by both Seller and Purchaser or, if necessary, in a stricter form.

       (c) Neither party hereto waives any rights it may have under the Purchase Agreement, including any and all rights under Sections 10 (as amended hereby), 15 and 18 of the Purchase Agreement, or otherwise under applicable law in connection with this Second Amendment, the subject matter hereof, or by virtue of any payment made pursuant to Section 10.5 above, all of which rights are hereby expressly reserved.

3.3 Assignment. Neither Seller nor Purchaser may assign any rights or obligations under this Second Amendment to any third party without the consent of the respective other party.

3.4    Governing Law; Jurisdiction.

       (a) This Second Amendment shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to its choice of law rules.

       (b) Except as otherwise expressly stated elsewhere in this Second Amendment, and except for the continuing applicability of the provisions of Sections 10.7 and 10.8 of the Purchase Agreement for the resolution of remaining Disputed Items described in Section
           10.6 of the Purchase Agreement as amended by this Second Amendment, all disputes arising out of or in connection with this Second Amendment, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the German Institute of Arbitration e.V. (DIS) without recourse to the ordinary courts of law, provided that the Chairman of the Arbitral Tribunal shall not be of the same nationality as that of any of the parties to a given dispute. The place of arbitration shall be Frankfurt, Germany; the language of the arbitration shall be English.

3.5    Expenses.

       (a) Except as specifically provided otherwise in this Second Amendment, each party shall bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Second Amendment or any of the actions contemplated herein.

       (b) Fees and costs triggered by the implementation of this Second Amendment, including but not limited to any notarial fees, any transfer or sales Tax (including any value added Tax and stamp duties and property transfer Tax according to Section 5 para 3 Grunderwerbssteuergesetz), any registration or publication fees shall be borne by Purchaser.

3.6 Severability. Should any of the provisions of this Second Amendment be or become fully or partly invalid or unenforceable, the remainder of the Second Amendment shall be valid or enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps in this Second Amendment shall be filled by a provision which the parties as prudent businessmen would in good faith have agreed to, had they considered the matter not covered by this Second Amendment.

The above was read out aloud by the notary public, approved by the parties appearing, and then signed by them and the notary public in their own hand as follows:

       gez. Monika Wickel
       gez. Thomas Gilles
       gez. Meister, Notar

                   [BASF Aktiengesellschaft LETTERHEAD]




BASF Aktiengesellschaft - 67056 Ludwigshafen


                                   VOLLMACHT

Hiermit erteilen wir

                               HERRN WALTER KNAUS,

                               FRAU SABINE GERTH,

                              FRAU DAGMAR ROTH und

                               FRAU MONIKA WICKEL

- jedem fur sich alleine -


Vollmacht, BASF Aktiengesellschaft bei der notariellen Beurkundung des beigefugten "Second Amendment to Purchase Agreement" zwischen BASF Aktiengesellschaft und Abbott Laboratories am 18.05.2001 zu vertreten.

Ludwigshafen, 18.05.2001

BASF Aktiengesellschaft

/s/ Dr. Heinz-Gerd Goldmann             /s/ Joachim Scholz
---------------------------            --------------------------
Dr. Heinz-Gerd Goldmann                Joachim Scholz

Prokurist                              Prokurist

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT, dated as of May 18, 2001, ("Second Amendment") is between BASF Aktiengeselleschaft ("Seller") and Abbott Laboratories ("Purchaser").

                                   WITNESSETH

     WHEREAS, Seller and Purchaser are parties to the Purchase Agreement dated as of December 14, 2000 (Number 194 of the Roll of Deeds for 2000 of Dr. Norbert Meister, notar, at Frankfurt am Main), as amended by the Amendment dated as of March 2, 2001 (Number 226 of the Roll of Deeds for 2001 of Dr. Gerhard Pilger, notar, at Frankfurt am Main) (the "Purchase Agreement"), pursuant to which the Purchaser acquired the Shares and Transferred Patents (as such terms are defined in the Purchase Agreement); and

     WHEREAS, Seller and Purchaser have agreed to certain matters incidental to the actions to be taken by the parties subsequent to the Closing (as such term is defined in the Purchase Agreement) regarding the adjustment of the Non-Indian Purchase Price (as such term is defined in the Purchase Agreement);

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties to the Purchase Agreement hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     All initial capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

                                    SECTION 2
                      AMENDMENTS TO THE PURCHASE AGREEMENT

     The Purchase Agreement is hereby amended as follows:

2.1 The first sentence of section 9.2 of the section of the Purchase Agreement entitled "Section 9, Non-Indian Purchase Price Adjustment" is hereby amended by replacing the phrase, "The amount determined in accordance with Section 9.1 above" with the phrase, "The amount determined in accordance with Section 10.5 below."

2.2 The section of the Purchase Agreement entitled "Section 10, Final Closing Net Asset Value Statement" is hereby amended by amending and restating Sections 10.4, 10.5 and 10.6 in their entirety as follows:

10.4 Purchaser shall have until and including June 4, 2001 to review the Closing Net Asset Value Statement, and to raise in writing and in reasonable detail any objections against specified items of the Closing Net Asset Value Statement, indicating precisely the higher or lower value which in Purchaser's opinion should be allocated to each item in dispute. Purchaser and its auditors shall be granted access to all relevant information produced by Seller or Seller's Auditors; provided, however, that the work papers of Seller's Auditors shall be made available only to Purchaser's Auditors. The objections raised by Purchaser pursuant to this section must also specify how the amounts in dispute should be allocated in Purchaser's opinion. Any item in the Closing Net Asset Value Statement objected to by Purchaser shall hereinafter be referred to as a "Disputed Item."

10.5 (a) If and insofar as Purchaser does not raise objections to the Closing Net Asset Value Statement in accordance with Section 10.4 above, the Closing Net Asset Value arrived at in the Closing Net Asset Value Statement shall be final and binding upon the parties, subject to Section 10.5(b) below. To the extent to which the Closing Net Asset Value arrived at in the Closing Net Asset Value Statement is final and binding upon the parties the adjustment payment to be made by Purchaser or Seller according to Section 9.1 shall be made forthwith, in accordance with Section 10.5(c) below.

       (b) On May 23, 2001, Purchaser shall pay to Seller Euro
           1,078,853,000. This payment represents Euro 1,064,307,000 (the "Partial Adjustment Payment"), plus accrued interest in the amount of Euro 14,546,000 which has been calculated at a rate of six percent (6%) per annum from the Closing to the date of payment.

       (c) When the Closing Net Asset Value arrived at in the Closing Net Asset Value Statement is final and binding upon the parties, then any adjustment payment owed by one party to the other party pursuant to Section 9.1(b) or Section 9.1(c) above, shall first be reconciled against the amount of the Partial Adjustment Payment, and such reconciled amount shall be paid to the party to whom it is due, pursuant to Section 9.2 above.

10.6 The parties shall use their best efforts to resolve the Disputed Items within 15 working days following receipt by Seller of Purchaser's objections pursuant to Section 10.4 above, and as part of such efforts the parties shall meet to discuss such Disputed Items during the week of June 17, 2001.

                                    SECTION 3
                                 MISCELLANEOUS

3.1 Notices. All notices, statements and other communications to be given with respect to this Second Amendment shall be in the English language and sent by registered mail, by facsimile transmission or by messenger to the parties at the following addresses or at such other addresses as shall be specified by the parties:

         If to Seller:     BASF Atiengeselleschaft
                           Central Legal Department
                           67056 Ludwigshafen, Germany
                           Telefax: 49.621.60.20410

         If to Purchaser:  Abbott Laboratories
                           One Abbott Park Road
                           Abbott Park, Illinois 60053-3500
                           Telefax: 847-938-6277
                           Attn: General Counsel

3.2      Entire Agreement; Written Form.

         (a) As amended by this Second Amendment, the Purchase Agreement shall remain in full force and effect and shall constitute the entire agreement and supercede all other prior agreements and undertakings both written and oral among the parties with respect to the subject matter thereof and hereof. In the event of any translation of this Second Amendment, the English version shall govern.

         (b) Any changes in this Second Amendment including, but not limited to, this clause shall only be valid if made in writing and executed by both Seller and Purchaser or, if necessary, in a stricter form.

         (c) Neither party hereto waives any rights it may have under the Purchase Agreement, including any and all rights under Sections 10 (as amended hereby), 15 and 18 of the Purchase Agreement, or otherwise under applicable law in connection with this Second Amendment, the subject matter hereof, or by virtue of any payment made pursuant to Section 10.5 above, all of which rights are hereby expressly reserved.

3.3 Assignment. Neither Seller nor Purchaser may assign any rights or obligations under this Second Amendment to any third party without the consent of the respective other party.

3.4      Governing Law; Jurisdiction

         (a) This Second Amendment shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to its choice of law rules.

         (b) Except as otherwise expressly stated elsewhere in this Second Amendment, and except for the continuing applicability of the provisions of Sections 10.7 and 10.8 of the Purchase Agreement for the resolution of remaining Disputed Items described in
                  Section 10.6 of the Purchase Agreement as amended by this Second Amendment, all disputes arising out of or in connection with this Second Amendment, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the German Institute of Arbitration e.V. (DIS) without recourse to the ordinary courts of law, provided that the Chairman of the Arbitral Tribunal shall not be of the same nationality as that of any of the parties to a given dispute. The place of arbitration shall be Frankfurt, Germany; the language of the arbitration shall be English.

3.5      Expenses

         (a) Except as specifically provided otherwise in this Second Amendment, each party shall bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Second Amendment or any of the actions contemplated herein.

         (b) Fees and costs triggered by the implementation of this Second Amendment, including but not limited to any notarial fees, any transfer or sales Tax (including any value added Tax and stamp duties and property transfer Tax according to Section 5 para 3 Grunderwerbssteuergesetz), any registration or publication fees shall be borne by Purchaser.

3.6 Severability. Should any of the provisions of this Second Amendment be or become fully or partly invalid or unenforceable, the remainder of the Second Amendment shall be valid or enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps in this Second Amendment shall be filled by a provision which the parties as prudent businessmen would in good faith have agreed to, had they considered the matter not covered by this Second Amendment.

[to be added at end: powers of attorney, certificates, apostile etc. for each party]

Vorstehende Ablichtung Stimmt mit der Urschrift wortlich uberein.

Frankfurt am Main, den

25. MAI 2001   /s/ Dr. Norbert Meister
-----------------------------------------
              Notar

                     [STATE OF ILLINOIS SECRETARY OF STATE SEAL]

                                    APOSTILLE

                    (Convention de La Haye du 5 Octobre 1961)

1.       Country:  United States of America

           This public document

2.       has been signed by  MARY TAMARRI

3.       acting in the capacity of NOTARY PUBLIC, LAKE COUNTY

4.       bears the seal/stamp of STATE OF ILLINOIS

                                    Certified

5.       Springfield, Illinois

6.                                           MAY 15, 2001

7.       by the Secretary of State, State of Illinois

8.       No.  5285

9.       Seal/Stamp:                            10.  Signature

                                                /s/  Jesse White
                                                --------------------------------
                                                JESSE WHITE
                                                SECRETARY OF STATE
                                                STATE OF ILLINOIS

                               POWER OF ATTORNEY

We, the undersigned company

                              ABBOTT LABORATORIES
                           ABBOTT PARK, ILLINOIS, USA
                    hereinafter referred to as the "Company"

hereby grant powers of attorney to

                                Matthias Jaletzke
                            with business address at
                                Baker & McKenzie
                               Frankfurt, Germany

                                  Thomas Gilles
                            with business address at
                                Baker & McKenzie
                               Frankfurt, Germany

                                 Henrik Bauwens
                            with business address at
                                Baker & McKenzie
                               Frankfurt, Germany

                                   Peter Gullo
                            with business address at
                                Baker & McKenzie
                               Frankfurt, Germany

                                       and

                                Katharina Spenner
                            with business address at
                                Baker & McKenzie
                               Frankfurt, Germany

each singly to represent the Company in connection with the transactions contemplated by the purchase agreement dated as of December 14, 2000 (the "Purchase Agreement") between BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("BASF") and the Company and any matters related thereto, including, but not limited to, (i) any amendments to the Purchase Agreement; (ii) the sale of all of the issued and outstanding shares of capital stock of (a) Knoll GmbH, formerly Knoll AG, a stock corporation organized under the laws of the Federal Republic of Germany, and (b) BASF Pharmaceutical Corporation, a Delaware corporation; (iii) the sale to the Company and/or any of its subsidiaries of all of shares of capital stock or other equity interests directly or indirectly owned by BASF;

(iv) the sale and transfer of certain patents, trademarks, tradenames and other intellectual property, and to enter into any kinds of agreements and commitments, including the right to grant substitute and additional powers of attorney, as any of them deem necessary and appropriate in connection therewith.

Our representatives shall be authorized to make all statements they deem necessary or appropriate in this context. Furthermore, our representatives shall be released from the restrictions set forth in Section 181 of the German Civil Code, and they shall be authorized to pass on this release to any recipient of a substitute or additional Power of Attorney.

ABBOTT LABORATORIES

Illinois, 14 day of May 2001

by:

/s/ Thomas C. Freyman
------------------------------------
Thomas C. Freyman, Senior Vice President,
Finance and Chief Financial Officer

STATE OF ILLINOIS     )
                      )   ss.
COUNTY OF LAKE        )

The undersigned, a Notary Public in and for the County and State aforesaid, does hereby certify that Thomas C. Freyman, personally known to me to be a duly appointed officer of Abbott Laboratories, an Illinois corporation, appeared before me this day in person and acknowledged under oath that in such capacity he signed and delivered this certificate pursuant to authority duly given to him by said corporation.

GIVEN under my hand and seal this 14 day of May, 2001.

                                     [OFFICIAL SEAL]
/s/ Mary Tamarri
------------------------

Notary Public

My Commission expires: 8/14/04

Vorstehende Ablichtung stimmt mit der Urschrift wortlich uberein.

Frankfurt am Main, den


 22. MAI 2001     /s/ Dr. Norbert Meister
--------------   -------------------------
                 Notar

                              Beglaubigte Abschrift

                             [STATE OF ILLINOIS SEAL]

                                    APOSTILLE

                    (Convention de La Haye du 5 Octobre 1961)

1.       Country:  United States of America

           This public document

2.       has been signed by MARY TAMARRI

3.       acting in the capacity of NOTARY PUBLIC, LAKE COUNTY

4.       bears the seal/stamp of STATE OF ILLINOIS

                                    Certified

5.       Springfield, Illinois

6.                                           MAY 15, 2001

7.       by the Secretary of State, State of Illinois

8.       No. 5284

9.       Seal/Stamp:                            10. Signature:

                                                /s/ Jesse White
                                                ---------------------------
                                                JESSE WHITE
                                                SECRETARY OF STATE
                                                STATE OF ILLINOIS

                                  CERTIFICATION

     This is to certify that I, Brian J. Smith, am Assistant Secretary of Abbott Laboratories and duly qualified and acting as such; that Abbott Laboratories is a corporation duly organized and existing under the laws of the State of Illinois with its principal office in Abbott Park, Lake County, Illinois; that as such Assistant Secretary I am keeper of its books and records and its corporate seal; that the attached Resolution is a true, complete and correct copy of the Resolution passed by the Board of Directors of Abbott Laboratories at a meeting held on December 8, 2000.

     Given under my hand as Assistant Secretary and the seal of the Corporation this 14 day of May, 2001.


                                      /s/ Brian J. Smith
                                   -----------------------------
                                   Assistant Secretary


SUBSCRIBED and SWORN to before me

This 14 day of May, 2001.

                                      [OFFICIAL SEAL]
/s/ Mary Tamarri
---------------------------------

NOTARY PUBLIC

My Commission Expires   8/14/04
                     -----------------

     WHEREAS, BASF AG and certain of its affiliates, including Knoll AG ("BASF"), is divesting its global pharmaceutical products business, including the capital stock of BASF subsidiaries engaged in such business (the "BASF Pharma Group"), and has requested various companies, including the Corporation, to submit a binding offer for the BASF Pharma Group; and

     WHEREAS, the Board of Directors of the Corporation has determined that it is desirable for the Corporation to submit a binding offer for the BASF Pharma Group (the "Offer") and, if such Offer is accepted, to negotiate for the purchase of the BASF Pharma Group by the Corporation (the "Acquisition"); and

     WHEREAS, this Board of Directors has reviewed and considered the Acquisition.

     NOW, THEREFORE, BE IT RESOLVED, that the Chairman of the Board and Chief Executive Officer, the Executive Vice President, Pharmaceuticals and Chief Scientific Officer, the Senior Vice President, Pharmaceutical Operations, the Senior Vice President, International Operations, and the Senior Vice
President Finance and Chief Financial Officer (the "Authorized Officers") are, and each of them is, hereby authorized and directed on behalf of the Corporation to submit the Offer, including price terms and conditions presented at this meeting and, in the event that the Corporation's Offer is accepted, to proceed with negotiations for the purchase of the BASF Pharma Group at a total cash purchase price not to exceed $_*_________.

     FURTHER RESOLVED, that the Authorized Officers are, and each of them hereby is, authorized to do or perform, or cause to be done or performed, all such acts, deeds and things (including the payment of all necessary expenses and the retention of the services of attorneys, investment bankers and others) and to negotiate, execute and deliver in the name of and on behalf of the Corporation, any and all agreements (including without limitation a definitive purchase agreement), undertakings, documents, government filings, instruments, or certificates or amendments thereto as each such Authorized Officer deems necessary or desirable to effectuate and carry out fully the purpose and intent of the foregoing resolution; and

     FURTHER RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof.



Intentionally left blank



[RESTRICTED INFORMATION - THIS DOCUMENT CONTAINS CONFIDENTIAL
INFORMATION WHICH IS THE PROPERTY OF ABBOTT LABORATORIES. DO NOT DUPLICATE OR CIRCULATE TO UNAUTHORIZED PERSONNEL. PLEASE DESTROY OR RETURN TO
THE CORPORATE SECRETARY AFTER YOU HAVE COMPLETED YOUR REVIEW.

Vorstehende Ablichtung stimmt mit der Urschrift wortlich uberein.

Frankfurt am Main, den


22 MAI      2001   /s/ Dr. Norbert Meister
---------   --------------------------------
            Notar

                        [STATE OF ILLINOIS LETTERHEAD]

                                   APOSTILLE

                   (Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document

2. has been signed by MARY TAMARRI

3. acting in the capacity of NOTARY PUBLIC, LAKE COUNTY

4. bears the seal/stamp of STATE OF ILLINOIS

                                    Certified

5. Springfield, Illinois

6.                                MAY 15, 2001

7. by the Secretary of State, State of Illinois

8. No. 5286

9. Seal/Stamp:                            10. Signature:


                                           /s/ Jesse White
                                          -------------------------
                                          JESSE WHITE
                                          SECRETARY OF STATE
                                          STATE OF ILLINOIS

                           CERTIFICATE OF INCUMBENCY

      I, Brian J. Smith, do hereby certify that I am the duly elected and qualified Assistant Secretary and keeper of the records and corporate seal of Abbott Laboratories, a corporation organized and existing under the laws of the State of Illinois, and that the following person has been duly elected to the office set forther after his name by the Board of Directors of Abbott Laboratories, and that this person is the present incumbent of the said office.

         NAME                                TITLE
         ----                                -----
         Thomas C. Freyman                   Senior Vice President, Finance and
                                                 Chief Financial Officer

     Given under my hand as Assistant Secretary and the seal of the Corporation this 14 day of May, 2001.

                                             /s/ Brian J. Smith
                                             -----------------------------
                                             Assistant Secretary


SUBSCRIBED and SWORN to before me
this 14 day of May, 2001.


/s/ Mary Tamarri                       [NOTARY PUBLIC SEAL]
-----------------------------

NOTARY PUBLIC
My Commission Expires        8/14/04
                             -------------

                                  Vorstehende Ablichtung, stimmt
                                  mit der Urschrift wortlich uberein.

                                  Frankfurt am Main, den


                                  22. MAI 2001      /s/ Dr. Norbert Meister
                                  ---------------  -----------------------
                                                       Notar

                            NOTARIELLE BESCHEINIGUNG
                                 (Section 21 BNot0)

Hiermit bescheinige ich auf der Grundlage der von mir veranlassten heutigen Einsichtnahme in das Handelsregister beim Amtsgericht Ludwigshafen (HRB
3000), dass die Herren

                           DR. GERD HEINZ GOLDMANN UND
                                 JOACHIM SCHOLZ

als Prokuristen der BASF Aktiengesellschaft mit Sitz in Ludwigshafen dort eingetragen sind und jeweils berechtigt sind, die genannte Gesellschaft mit einem Vorstandsmitglied oder einem anderen Gesamtprokuristen zu vertreten.


Frankfurt am Main, den 22. Mai 2001


                                       /s/ Dr. Norbert Meister
                                       (Dr. Norbert Meister)
                                               Notar

                                            [NOTAR SEAL]

Vorstehende Ablichtung stimmt
mit der Urschrift wortlich uberein.

Frankfurt am Main, den


25.  MAI 2001       /s/ Dr. Norbert Meister
-----------------   --------------------
                        Notar